Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-145921 and 333-163167) and Form S-8 (Nos. 333-49363, 333-122186, 333-54060, 333-54062, 333-53982, 333-65694, 333-109043, 333-132523, 333-132526, 333-152896, and 333-145923) of GSI Commerce Inc. of our report dated June 26, 2009 relating to the financial statements of Retail Convergence, Inc., which appears in this Current Report on Form 8-K/A of GSI Commerce Inc.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
December 4, 2009